UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2021

ICOSAVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40655	82-3640549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Avenue E., Suite 208

Seattle, Washington 98102

(Address of principal executive offices) (Zip Code)

(206) 737-0085

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ICVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 8.01 Other Events.

On August 4, 2021, Tadataka (Tachi) Yamada, M.D., the Chair of our Board of Directors (“Board”), unexpectedly passed away. We mourn the loss of Dr. Yamada, who was a physician-scientist, staunch supporter of public health, esteemed industry leader and friend.

The Board has appointed Mark McDade, an existing member of the Board, to serve as Chair. Mr. McDade has extensive public company operating experience, including having served as Executive Vice President and Chief Operating Officer of UCB S.A., a Belgium biopharmaceutical company, from 2009 until his retirement in October 2016. Mr. McDade served as chairman of the board of directors of Aimmune Therapeutics from May 2014 until its acquisition by Nestle SA in October 2020 and served on the board of directors of Dermira, Inc. from August 2014 until its acquisition by Eli Lilly in February 2020. Previously, Mr. McDade was a co-founder and ultimately served as President of Corixa Corporation, a vaccine company, which was acquired by GlaxoSmithKline plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOSAVAX, INC.

Date: August 5, 2021	By:	/s/ Thomas Russo
Thomas Russo
Chief Financial Officer